Exhibit 15.1

February 2, 2009

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18602, 33-25860, 33-33344, 33-38220, 33-51129, 33-01459, 333-56577, 333-09867, 333-34543, 333-38163, 333-40675, 333-40677, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-108639, 333-109303, 333-111968, 333-114550, 333-122586, 333-127063, 333-128324, 333-128325, 333-131507, 333-138593, 333-147268 and 333-155155; and Form S-3 Nos. 333-81101 and 333-142795) of Sun Microsystems, Inc. of our reports dated November 3, 2008 and February 2, 2009, relating to the unaudited condensed interim consolidated financial statements of Sun Microsystems, Inc. that are included in its Forms 10-Q for the quarters ended September 28, 2008 and December 28, 2008.

Very truly yours,

/s/ Ernst & Young LLP